World Headquarters 14901 S. Orange Blossom Trail Orlando, FL 32837 Mailing Address: Post Office Box 2353 Orlando, FL 32802-2353

Contact: Nicole Decker        407-826-4560

Tupperware Brands Reports Third Quarter 2011 Results
Doubles Share Repurchase Authorization to $1.2 Billion

•	Third Quarter Sales up 15% in U.S. dollars and 10% in local currency+.

•	Third Quarter GAAP diluted E.P.S. 17 cents, including $36.1 million non-cash impairment charges. Excluding certain items impacting comparability*, diluted E.P.S. 83 cents, up 30% over last year.

•	Third Quarter 2011 share repurchases of $195.7 million / 3.2 million shares.

Orlando, Fla., October 26, 2011 - (NYSE: TUP) Tupperware Brands Corporation today reported third quarter 2011 sales and profit, with a sales increase in dollars of 15% and 10% in local currency+.

GAAP net income for the quarter of $10.5 million, or $0.17 per diluted share, compared with 2010 third quarter GAAP net income and EPS of $39.9 million and $0.62 per share. The 2011 amounts included $36.1 million, or 60 cents per share, for non-cash impairment charges. Adjusted diluted earnings per share of $0.83 in the quarter was 19 cents, or 30%, better than 2010, including a positive foreign currency impact of 4 cents.

The Company repurchased in the third quarter 3.2 million of its shares for $195.7 million, or $61.98 per share. This included $100 million of opportunistic repurchases that were above and beyond repurchases planned going into the quarter. Also, the Company's Board approved today a doubling of its repurchase authorization to $1.2 billion. Under the authorization, which continues to run until February 1, 2015, the Company has repurchased, since 2007 through the end of fiscal September 2011, 10.6 million shares for $538 million.

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Rick Goings, Chairman and CEO, commented, “We are very pleased to have reported strong local currency sales growth for the quarter, which was one percentage point above the high end of the guidance we gave in July. Our emerging markets continued to achieve excellent growth rates overall. They comprised 63% of sales in the quarter and delivered a 19% sales increase in local currency, while the established markets were down 3% in local currency. On diluted earnings per share without items, we came in only 1 cent below the high end of our July guidance range, even with a 4 cent headwind, versus our guidance, from foreign exchange. Once again, we have set a new record by ending the third quarter with 2.8 million sales force members, which gives us firm footing to continue to move forward and grow. The continued confidence that we have in the future of our business is reflected in our Board's decision to double our share repurchase authorization. Overall, we are pleased with the growth we have achieved thus far, and we are excited about the growth yet to come.”

Third Quarter Sales Statistics** (Unaudited)

All Units	Reported Sales Inc/(Dec)%	Restated+ Sales Inc/(Dec)%	Active Sales Force	Inc/(Dec) vs. 3Q '10%	Total Sales Force	Inc/(Dec) vs. Sep. 30, 2010%
Europe	9	3	94,428	—	645,588	1
Asia Pacific	24	15	214,668	9	860,549	6
TW North America	5	4	104,227	15	308,907	12
Beauty North America	3	1	353,475	4	668,313	15
South America	51	47	102,365	(2)	268,407	10
All Units Total	15	10	869,163	5	2,751,764	8

Emerging Market Units

Europe	2	2	63,771	—	468,676	1
Asia Pacific	35	29	185,112	14	749,285	16
TW North America	14	12	76,327	18	222,174	12
Beauty North America	9	6	318,773	7	572,392	19
South America	51	47	102,365	(2)	268,407	10
Total Emerging Market Units	23	19	746,348	7	2,280,934	12

Established Market Units

Europe	13	4	30,657	1	176,912	2
Asia Pacific	2	(10)	29,556	(15)	111,264	(31)
TW North America	(1)	(2)	27,900	6	86,733	11
Beauty North America	(12)	(12)	34,702	(17)	95,921	(6)
South America	—	—	—	—	—	—
Total Established Market Units	4	(3)	122,815	(8)	470,830	(9)

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Updated 2011 Guidance (Unaudited)

Based on current business trends and foreign currency rates, the Company's fourth quarter and fiscal 2011 full year guidance is provided below.

	Three Months Ending		Three Months	Twelve Months Ending		Twelve Months
	Dec 31, 2011		Ended	Dec 31, 2011		Ended
	Low	High	Dec 25, 2010	Low	High	Dec 25, 2010

USD Sales Growth vs Prior Year	5%	7%	5%	12%	13%	8%
GAAP EPS	$1.43	$1.48	$1.26	$3.50	$3.55	$3.53
GAAP Pre-Tax ROS	16.4%	16.8%	16.8%	11.3%	11.5%	13.0%

Local Currency+ Sales Growth vs Prior Year	7%	9%	6%	9%	10%	6%
EPS Excluding Items*	$1.49	$1.54	$1.38	$4.45	$4.50	$3.72
Pre-Tax ROS Excluding Items	17.1%	17.5%	18.1%	13.9%	14.1%	13.7%

FX Impact on EPS Comparison	($0.04)	($0.04)		$0.15	$0.15

The Company plans to give more complete 2012 sales, earnings and cash flow guidance with its fourth quarter 2011 earnings release, but notes that if current foreign exchange rates were to stay the same for the remainder of 2011 and throughout 2012, there would be a negative impact on the 2012 versus 2011 GAAP and adjusted diluted earnings per share comparison of 26 cents. Furthermore, based on the Company's full year 2011 outlook for share repurchases, there would be a 25 cent benefit from less diluted shares outstanding for full year 2012 versus 2011, before considering share repurchases made in 2012.

* See Non-GAAP Financial Measures Reconciliation Schedules.

** Sales force statistics as collected by the Company and, in some cases, provided by distributors and sales force. The Company classifies Established Market Units as those operating in Western Europe, including Scandinavia, the United States, Canada, Australia and Japan and its remaining units as Emerging Market Units. Active Sales Force is defined as the average number of orders received per ordering cycle in each unit over the course of the quarter, and Total Sales Force is defined as the number of sales force members of the units as of the end of the quarter.

+ Local currency changes are measured by comparing current year results with those of the prior year translated at the current year's foreign exchange rates.

Third Quarter Earnings Conference Call

Tupperware Brands will conduct a conference call today, Wednesday, October 26, 2011, at 8:30 am Eastern time. The conference call will be webcast and accessible, along with a copy of this news release, on www.tupperwarebrands.com.

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Tupperware Brands Corporation is a portfolio of global direct selling companies, selling innovative, premium products across multiple brands and categories through an independent sales force of 2.8 million.  Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products for consumers through the Armand Dupree, Avroy Shlain, BeautiControl, Fuller Cosmetics, NaturCare, Nutrimetics, and Nuvo brands.

The Company's stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release, which are not historical fact and use predictive words such as "outlook", “expects” or "target" are forward-looking statements.  These statements involve risks and uncertainties which include recruiting and activity of the Company's independent sales forces, the success of new product introductions and promotional programs, governmental approvals of materials for use in food containers and beauty and personal care products, the success of buyers in obtaining financing or attracting tenants for commercial and residential developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks detailed in the Company's most recent periodic report as filed in accordance with the Securities Exchange Act of 1934.

The Company does not intend to update forward-looking information other than through its quarterly earnings releases unless it expects diluted earnings per share for the current quarter, excluding adjustment items and the impact of changes in foreign exchange rates, to be significantly below its previous guidance.

Non-GAAP Financial Measures

The Company has utilized non-GAAP financial measures in this release, which are provided to assist readers' understanding of the Company's results of operations. The adjustment items, at times, materially impact the comparability of the Company's results of operations. The adjusted information is intended to be indicative of Tupperware Brands' primary operations, and to assist readers in evaluating performance and analyzing trends across periods.

The non-GAAP financial measures exclude gains from the sale of property, plant and equipment and insurance settlements, and re-engineering costs.  Further, while the Company is engaged in a multi-year program to sell land adjacent to its Orlando, Florida headquarters, and also disposes of other excess land and facilities periodically, these activities are not part of the Company's primary business operations.  Additionally, gains recognized in any given period are not indicative of gains which may be recognized in any particular future period.   For this reason, these gains are excluded as indicated.  Further, the Company excludes significant charges related to casualty losses caused by significant weather events, fires or similar circumstances. It also excludes any related gains resulting from the settlement of associated insurance claims. While these types of events can and do recur periodically, they are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across quarters.  Also, the Company periodically records exit costs accounted for using the applicable accounting guidance for exit or disposal cost obligations and other amounts related to rationalizing manufacturing and other restructuring activities, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters.  Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a useful measure for analysis and predictive purposes. The Company has also excluded in its non-GAAP measures the expense incurred upon the impairment of its floating to fixed interest swaps and the write off of deferred debt costs in connection with the notes it sold and the new revolving credit agreement that it entered into in June 2011. The Company believes that excluding from indicated financial information costs incurred in connection with a significant change in its capital structure that is of a nature that would be expected to recur infrequently, also provides a useful measure for analysis and predictive purposes.

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The Company has also elected to present financial measures excluding the impact of amortizing the purchase accounting carrying value of certain definite-lived intangible assets, primarily the value of independent sales forces recorded in connection with the Company's December 2005 acquisition of the direct selling businesses of Sara Lee Corporation.  The amortization expense related to these assets will continue for several years; however, based on the Company's current estimates, this amortization will decline as the years progress.  Similarly, in connection with its evaluation of the carrying value of acquired intangible assets and goodwill, the Company has periodically recognized impairment charges.  The Company believes that these types of non-cash charges will not be representative in any single year of amounts recorded in prior years or expected to be recorded in future years. Therefore, they are excluded from indicated financial information to also provide a useful measure for analysis and predictive purposes.

As exchange rates are an important factor in understanding period-to-period comparisons, the Company believes the presentation of results on a local currency basis, in addition to reported results, helps improve readers' ability to understand the Company's operating results and evaluate performance in comparison with prior periods. The Company presents local currency information that compares results between periods as if current period exchange rates had been the exchange rates in the prior period. The Company uses results on a local currency basis as one measure to evaluate performance. The Company generally refers to such amounts as calculated on a local currency basis, as restated or excluding the impact of foreign currency. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a local currency basis may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

In information included with this release, the Company has referred to Adjusted EBITDA and a Debt/Adjusted EBITDA ratio which are non-GAAP financial measures used in the Company's credit agreement. The Company uses these measures in its capital allocation decision process and in discussions with investors, analysts and other interested parties and therefore believes it is useful to disclose this amount and ratio. The Company's calculation of these measures is in accordance with its credit agreement, and is set forth in the reconciliation from GAAP amounts in an attachment to this release; however, the reader is cautioned that other companies define these measures in different ways and consequently they will likely not be comparable with similarly labeled amounts disclosed by others.
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TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	13 Weeks Ended	13 Weeks Ended	40 Weeks Ended	39 Weeks Ended
(In millions, except per share data)	October 1, 2011	September 25, 2010	October 1, 2011	September 25, 2010

Net sales	$602.6	$523.2	$1,908.9	$1,645.4
Cost of products sold	201.7	176.8	636.2	542.6
Gross margin	400.9	346.4	1,272.7	1,102.8

Delivery, sales and administrative expense	328.7	284.6	1,012.3	886.7
Re-engineering and impairment charges	2.2	0.4	4.7	4.0
Impairment of goodwill and intangible assets	36.1	—	36.1	—
Gains on disposal of assets	—	0.2	0.7	0.2
Operating income	33.9	61.6	220.3	212.3

Interest income	0.8	0.6	2.5	1.7
Interest expense	8.0	7.1	41.1	21.6
Other expense	0.7	2.0	0.6	2.6
Income before income taxes	26.0	53.1	181.1	189.8
Provision for income taxes	15.5	13.2	49.7	44.9
Net income	$10.5	$39.9	$131.4	$144.9

Net income per common share:

Basic earnings per share:	$0.18	$0.64	$2.15	$2.31

Diluted earnings per share:	$0.17	$0.62	$2.10	$2.26

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(In millions, except per share data)

	13 Weeks Ended	13 Weeks Ended				40 Weeks Ended	39 Weeks Ended
			Reported	Restated*	Foreign			Reported	Restated*	Foreign
	October 1, 2011	September 25, 2010%		%	Exchange	October 1, 2011	September 25, 2010%		%	Exchange
			Inc (Dec)	Inc (Dec)	Impact *			Inc (Dec)	Inc (Dec)	Impact *
Net Sales:
Europe	$169.0	$155.5	9	3	$8.3	$623.8	$566.5	10	4	$35.7
Asia Pacific	180.3	145.2	24	15	11.2	515.9	409.0	26	16	34.0
TW North America	82.3	78.5	5	4	1.1	267.1	246.2	8	6	6.7
Beauty North America	99.4	96.7	3	1	1.8	303.0	296.7	2	(2)	11.6
South America	71.6	47.3	51	47	1.5	199.1	127.0	57	51	4.8
	$602.6	$523.2	15	10	$23.9	$1,908.9	$1,645.4	16	10	$92.8

Segment profit:
Europe	$16.3	$16.6	(2)	(7)	$0.9	$98.2	$89.3	10	3	$5.8
Asia Pacific	38.8	29.5	31	23	2.0	100.2	73.3	37	27	5.5
TW North America	13.3	9.8	36	33	0.3	42.3	38.2	11	7	1.6
Beauty North America	4.7	12.5	(62)	(63)	0.5	27.3	39.4	(31)	(35)	2.5
South America	12.9	7.4	73	64	0.4	33.3	14.6	+	+	1.2
	86.0	75.8	14	8	4.1	301.3	254.8	18	11	16.6

Unallocated expenses	(14.5)	(16.0)	(9)	(12)	(0.5)	(41.5)	(41.3)	1	(2)	(1.0)
Gains on disposal of assets	—	0.2	(96)	(96)	—	0.7	0.2	+	+	—
Re-engineering and impairment charges	(2.2)	(0.4)	+	+	—	(4.7)	(4.0)	16	16	—
Impairment of goodwill and intangible assets	(36.1)	—	+	+	—	(36.1)	—	+	+	—
Interest expense, net	(7.2)	(6.5)	12	12	—	(38.6)	(19.9)	94	94	—
Income before taxes	26.0	53.1	(51)	(54)	3.6	181.1	189.8	(5)	(12)	15.6
Provision for income taxes	15.5	13.2	17	10	0.9	49.7	44.9	11	2	3.7
Net income	$10.5	$39.9	(73)	(75)	$2.7	$131.4	$144.9	(9)	(16)	$11.9

Net income per common share (diluted)	$0.17	$0.62	(73)	(74)	$0.04	$2.10	$2.26	(7)	(14)	$0.19

Weighted average number of diluted shares	60.5	63.8				62.5	63.9

* 2011 actual compared with 2010 translated at 2011 exchange rates.

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(In millions, except per share data)
	13 Weeks Ended Oct 1, 2011				13 Weeks Ended Sep 25, 2010
	Reported	Adj's		Excl Adj's	Reported	Adj's		Excl Adj's
Segment profit
Europe	$16.3	$0.1	a	$16.4	$16.6	$0.2	a	$16.8
Asia Pacific	38.8	1.5	a	40.3	29.5	0.3	a	29.8
TW North America	13.3	—		13.3	9.8	—		9.8
Beauty North America	4.7	0.3	a	5.0	12.5	0.4	a	12.9
South America	12.9	0.1	a	13.0	7.4	0.1	a	7.5
	86.0	2.0		88.0	75.8	1.0		76.8

Unallocated expenses	(14.5)	—		(14.5)	(16.0)	—		(16.0)
Gains on disposal of assets	—	—		—	0.2	(0.2)	b	—
Re-engineering and impairment charges	(2.2)	2.2	c	—	(0.4)	0.4	c	—
Impairment of goodwill and intangible assets	(36.1)	36.1	d	—	—	—		—
Interest expense, net	(7.2)	—		(7.2)	(6.5)	—		(6.5)
Income before taxes	26.0	40.3		66.3	53.1	1.2		54.3
Provision for income taxes	15.5	0.5	f	16.0	13.2	0.3	f	13.5
Net income	$10.5	$39.8		$50.3	$39.9	$0.9		$40.8

Net income per common share (diluted)	$0.17	$0.66		$0.83	$0.62	$0.02		$0.64

	40 Weeks Ended Oct 1, 2011				39 Weeks Ended Sep 25, 2010
	Reported	Adj's		Excl Adj's	Reported	Adj's		Excl Adj's
Segment profit
Europe	$98.2	$0.4	a	$98.6	$89.3	$0.5	a	$89.8
Asia Pacific	100.2	2.1	a	102.3	73.3	1.1	a	74.4
TW North America	42.3	—		42.3	38.2	—		38.2
Beauty North America	27.3	0.9	a	28.2	39.4	1.2	a	40.6
South America	33.3	0.1	a	33.4	14.6	0.1	a	14.7
	301.3	3.5		304.8	254.8	2.9		257.7

Unallocated expenses	(41.5)	—		(41.5)	(41.3)	—		(41.3)
Gains on disposal of assets	0.7	(0.7)	b	—	0.2	(0.2)	b	—
Re-engineering and impairment charges	(4.7)	4.7	c	—	(4.0)	4.0	c	—
Impairment of goodwill and intangible assets	(36.1)	36.1	d	—	—	—		—
Interest expense, net	(38.6)	19.8	e	(18.8)	(19.9)	—		(19.9)
Income before taxes	181.1	63.4		244.5	189.8	6.7		196.5
Provision for income taxes	49.7	8.6	f	58.3	44.9	2.1	f	47.0
Net income	$131.4	$54.8		$186.2	$144.9	$4.6		$149.5

Net income per common share (diluted)	$2.10	$0.88		$2.98	$2.26	$0.07		$2.33
(a) Amortization of intangibles of acquired beauty units as well as inventory obsolescence of $1.2 million in NMI Malaysia..
(b) Gain on disposal of assets of $0.7 million in year-to-date 2011 is primarily related to the sale of land held for development near the Company's Orlando, FL headquarters. Gain on disposal of assets of $0.2 million in the third quarter of 2010 is related to the sale of property in Nutrimetics Australia.
(c) Re-engineering and impairment charges of $4.7 million in 2011 are primarily related to severance costs incurred to reduce headcount in the Company's Argentina, Australia, France, Greece, Japan, Malaysia, Mexico, Spain and South Carolina operations, of which $2.2 million was incurred in the third quarter. Re-engineering and impairment charges of $4.0 million in 2010 included $0.9 million related to new plants in India and China and relocation expenses in Japan and Belgium and $3.1 million for severance costs incurred to reduce headcount in the Company's Argentina, Australia, BeautiControl, France, Greece, Japan and Mexico operations , of which $0.4 million was incurred in the third quarter.
(d) Upon review in 2011, the purchase accounting intangibles of Nutrimetics were deemed to be impaired, resulting in a non-cash charge of $36.1 million.
(e) The $19.8 adjustment in 2011 is related to the impairment of interest rate swaps and the write off of deferred debt costs in conjunction with the early extinguishment of debt.
(f) Provision for income taxes represents the net tax impact of adjusted amounts.
See the description of non-GAAP financial measures in the attached press release.

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	40 Weeks Ended	39 Weeks Ended
(In millions)	October 1, 2011	September 25, 2010

OPERATING ACTIVITIES
Net cash provided by operating activities	$93.1	$103.5

INVESTING ACTIVITIES
Capital expenditures	(49.3)	(34.6)
Proceeds from disposal of property, plant & equipment	3.2	9.5
Net cash used in investing activities	(46.1)	(25.1)

FINANCING ACTIVITIES
Dividend payments to shareholders	(56.1)	(47.2)
Repurchase of common stock	(337.8)	(30.6)
Net proceeds from issuance of senior notes	393.3	—
Repayment of long-term debt and capital lease obligations	(406.9)	(1.7)
Net change in short-term debt	213.7	0.6
Debt issuance costs	(2.9)	—
Proceeds from exercise of stock options	15.2	12.9
Excess tax benefits from share-based payment arrangements	7.6	5.4
Net cash used in financing activities	(173.9)	(60.6)

Effect of exchange rate changes on cash and cash equivalents	(11.6)	(7.4)

Net change in cash and cash equivalents	(138.5)	10.4

Cash and cash equivalents at beginning of year	248.7	112.4

Cash and cash equivalents at end of period	$110.2	$122.8

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In millions)	Oct 1, 2011	Dec 25, 2010

Assets

Cash and cash equivalents	$110.2	$248.7
Other current assets	678.1	600.5
Total current assets	788.3	849.2

Property, plant and equipment, net	265.6	258.0

Other assets	880.2	908.6

Total assets	$1,934.1	$2,015.8

Liabilities and Shareholders' Equity

Short-term borrowings and current
portion of long-term debt	$215.7	$1.9
Accounts payable and other current liabilities	486.1	498.5

Total current liabilities	701.8	500.4

Long-term debt	416.7	426.8

Other liabilities	268.6	298.8

Total shareholders' equity	547.0	789.8

Total liabilities and shareholders' equity	$1,934.1	$2,015.8

Debt to Adjusted EBITDA* Ratio for the four quarters ended October 1, 2011: 1.40 times.

*Adjusted EBITDA as defined in the Company's credit agreement under Consolidated EBITDA.
See calculation attached to this release.

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
October 26, 2011

($ in millions, except per share amounts)

	Fourth Quarter	Fourth Quarter
	2010 Actual	2011 Outlook
		Range
		Low	High

Income before income taxes	$109.9	$113.0	$117.3

Income tax	$29.2	$30.0	$31.2
Effective Rate	27%	27%	27%

Net Income (GAAP)	$80.7	$83.0	$86.1

% change from prior year		3%	7%

Adjustments(1):
Re-engineering and other restructuring costs	3.6	4.1	4.1
Acquired intangible asset amortization	1.0	0.7	0.7
Purchase accounting intangible impairment	4.3	—	—
Income tax(2)	(1.1)	(1.0)	(1.0)
Net Income (adjusted)	$88.5	$86.8	$89.9

Exchange rate impact(3)	(3.3)	—	—
Net Income (adjusted and 2010 restated for currency changes)	$85.2	$86.8	$89.9

% change from prior year		2%	6%

Net income (GAAP) per common share (diluted)	$1.26	$1.42	$1.48

% change from prior year		13%	17%

Net Income (adjusted) per common share (diluted)	$1.38	$1.49	$1.54

Net Income (adjusted & restated) per common share (diluted)	$1.34	$1.49	$1.54

% change from prior year		11%	15%

Average number of diluted shares (millions)	63.8	58.3	58.3

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2) Represents income tax impact of adjustments
(3) Difference between 2010 actual and 2010 restated at current currency exchange rates

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
October 26, 2011

($ in millions, except per share amounts)

	Full Year	Full Year
	2010 Actual	2011 Outlook
		Range
		Low	High

Income before income taxes	$299.7	$294.3	$298.5

Income tax	$74.1	$79.8	$81.0
Effective Rate	25%	27%	27%

Net Income (GAAP)	$225.6	$214.5	$217.5

% change from prior year		(5)%	(4)%

Adjustments(1):
Gains on disposal of assets including insurance recoveries	$(0.2)	$(0.7)	$(0.7)
Re-engineering and other restructuring costs	7.6	10.0	10.0
Swap impairment and debt cost write-off	—	19.8	19.8
Acquired intangible asset amortization	3.9	2.9	2.9
Purchase accounting intangible impairments	4.3	36.1	36.1
Income tax(2)	(3.3)	(9.4)	(9.4)
Net Income (adjusted)	$237.9	$273.2	$276.2

Exchange rate impact(3)	9.2	—	—
Net Income (adjusted and 2010 restated for currency changes)	$247.1	$273.2	$276.2

% change from prior year		11%	12%

Net income (GAAP) per common share (diluted)	$3.53	$3.50	$3.55

% change from prior year		(1)%	1%

Net Income (adjusted) per common share (diluted)	$3.72	$4.45	$4.50

Net Income (adjusted & restated) per common share (diluted)	3.87	4.45	4.50

% change from prior year		15%	16%

Average number of diluted shares (millions)	63.8	61.3	61.3

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2) Represents income tax impact of adjustments
(3) Difference between 2010 actual and 2010 restated at current currency exchange rates

Tupperware Brands Corporation
Adjusted EBITDA and Debt/Adjusted EBITDA*

		As of and for
		the Four Quarters
		Ended (Unaudited)
		October 1, 2011
	Adjusted EBITDA:
	Net income	$212.1
	Add:
	Depreciation and amortization	51.0
	Gross interest expense	48.8
	Provision for income taxes	78.9
	Pretax non-cash re-engineering and impairment charges	40.5
	Equity compensation	17.0
	Deduct:
	Gains on land sales, insurance recoveries, etc.	(0.7)

	Total Adjusted EBITDA	$447.6

	Consolidated total debt	$632.4
	Divided by adjusted EBITDA	447.6
	Debt to Adjusted EBITDA Ratio	1.40

*	Amounts and calculations are based on the definitions and provisions of the Company's $450 million Credit Agreement
	dated June 2, 2011 and, where applicable, are based on the trailing four quarter amounts. "Adjusted EBITDA" is
	is calculated as defined for "Consolidated EBITDA" in the Credit Agreement.